U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2011

ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	333-172809	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8100 SouthPark Way, Unit B, Littleton, Colorado	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, on March 14, 2011, ADA-ES, Inc., a Colorado corporation (“ADA”), Advanced Emissions Solutions, Inc., a Delaware corporation and wholly owned subsidiary of ADA (“AES”), and ADA Merger Corp., a Colorado corporation and wholly owned subsidiary of AES (“MergerCo”), entered into an Agreement and Plan of Merger (the “Reorganization Agreement”), that provided for the merger (the “Merger”) of ADA with MergerCo, with ADA surviving the Merger as a wholly owned subsidiary of AES, and the conversion of each share of common stock, no par value per share (“ADA Common Stock”), of ADA, issued and outstanding immediately prior to the effective time of the Merger into one duly issued, fully paid and nonassessable share of common stock, par value $0.001 per share (“AES Common Stock”), of AES (the “Reorganization”). In addition, each outstanding option to purchase or other right to acquire shares of ADA Common Stock would have automatically converted into an option to purchase or right to acquire, upon the same terms and conditions, an identical number of shares of AES Common Stock. Pursuant to the Reorganization Agreement, AES, a Delaware corporation, would have, in effect, replaced ADA, a Colorado corporation, as the publicly held corporation, and the holders of ADA Common Stock would have held the same number of shares and same ownership percentage of AES after the Reorganization as they held of ADA immediately prior to the Reorganization.

On April 13, 2011, ADA’s board of directors determined that the Merger was no longer advisable and not in the best interest of ADA or its shareholders. Therefore, pursuant to Section 5.1 of the Reorganization Agreement, ADA terminated the Reorganization Agreement and will not proceed with Reorganization and the related transactions contemplated thereby. ADA did not incur any early termination penalties by terminating the Reorganization Agreement. As a consequence of the termination, the Reorganization will no longer be submitted for approval to ADA’s shareholders at ADA’s 2011 Annual Meeting of Shareholders (“Annual Meeting”), which has been rescheduled for June 7, 2011.

Item 8.01 Other Items

On April 19, 2011, ADA issued a press release relating to the termination of the Reorganization Agreement and the rescheduled Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

99.1	Press Release, dated April 19, 2011, issued by ADA-ES, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED EMISSIONS SOLUTIONS, INC.

Date: April 19, 2011	By:	/s/ Mark McKinnies
Name: Mark McKinnies
Title: Senior Vice President and Chief Financial Officer